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                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT
                              --------------------

        This Employment Agreement (this "Agreement") is made and entered into as of this 13th day of February, 1997 by and between The Clothestime, Inc., a Delaware corporation (the "Company"), and Barry Herman, an individual (the "Employee").


                                    RECITALS
                                    --------

        WHEREAS, the Company operates a national chain of women's clothing stores;

        WHEREAS, the Company and certain of its affiliates are the debtors and debtors in possession in voluntary reorganization cases (collectively, the "Bankruptcy Cases") under chapter 11 of the Bankruptcy Code, 11 U.S.C. SS 101-1330, which cases are pending in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the "Bankruptcy Court"); and

        WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company, subject to the approval of the Bankruptcy Court, on the terms and subject to the conditions set forth herein.


                                   AGREEMENT
                                   ---------

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the parties hereby agree as follows:

        1.      Employment; Duties and Obligations.

                1.1 Bankruptcy Court Approval. All duties and obligations set forth in this Agreement are expressly conditioned upon the Bankruptcy Court's approval of the Company's employment of the Employee pursuant to the terms and subject to the conditions set forth in this Agreement.

                1.2 Employment. Upon the terms and subject to the conditions set forth herein, the Company hereby employs the Employee as the Vice President and General Merchandising Manager of the Company for the term of this Agreement, and the Employee hereby accepts such employment. Except with the consent of the Company, the Employee's principal place of employment during the term of this Agreement or any renewal thereof shall be located in Anaheim, California.

                1.3 Service to the Company. Subject to applicable law, resolutions of the Company's board of directors and applicable policies of the Company, the Employee shall have
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primary overall responsibility for the Company's merchandising functions and/or such other functions and responsibilities as the Company's board of directors or its designee may from time to time assign.

                1.4 Services to Affiliates. The Employee acknowledges that, if requested by the Company's board of directors, or the Executive Committee of the board, he shall serve as a director, officer or agent of subsidiaries or other affiliates of the Company.

                1.5 Devotion of Time to the Business. The Employee shall devote his entire professional time, energies and best efforts to the business of the Company and its affiliates and shall not during the term of this Agreement engage in any other business activities. This Agreement shall not be construed as preventing the Employee from investing his assets in such form or manner as will not require any services on the part of the Employee for or with respect to any of the entities in which such investments are made. Notwithstanding the foregoing, the Employee shall not directly or indirectly acquire, hold or retain any interest in any entity engaged in any business competing with or similar in nature to the business of the Company.

        2. Term. Subject to Bankruptcy Court approval, the term of this Agreement shall commence on February 17, 1997 and shall continue in effect for a four-year term ending on February 16, 2001.

        3.      Compensation.

                3.1 Base Compensation. For all services rendered by the Employee under this Agreement, the Company (or its designee) shall pay the Employee an annual base salary (the "Base Salary"), payable in accordance with the regular payroll practices of the Company (but at least once a month), at the rate of $200,000 per year.

                3.2 Annual Bonus. In addition to the Base Salary, the Employee will receive a bonus (the "Bonus") in the amount of up to $200,000, as set forth below, if, during the 12 months immediately following the commencement of the Employee's employment with the Company pursuant to this Agreement, the Company achieves: (a) at least 4.7 total inventory turns, measured at retail; and (b) average gross margin per square foot of $70.00. For purposes of this Section 3.2, (a) inventory turns shall be measured taking into account both in-store and warehoused inventory and (b) gross margin per square foot shall be measured taking into account total store selling and nonselling areas. The amount of the Bonus shall be determined based upon the actual average gross margin per square foot achieved by the Company during the 12 months immediately following the commencement of the Employee's employment with the Company pursuant to this Agreement, as follows:


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        Average Gross Margin
           Per Square Foot                      Bonus
        --------------------                    -----
           At Least $70.00                     $66,667
           At Least $75.00                    $133,333
           At Least $80.00                    $200,000

From and after the first anniversary of the commencement of the Employee's employment with the Company pursuant to this Agreement, the Employee shall be eligible to receive further annual bonuses at the discretion of, and subject to the achievement of performance goals established by, the Company's board of directors.

                3.3     Other Benefits.

                        3.3.1 Moving Expenses. The Company shall reimburse the Employee for all reasonable, documented expenses in moving his place of residence in Cherry Hills Village, Colorado to or near Anaheim, California, as approved and arranged by the Company.

                        3.3.2 Housing Expenses. The Company shall obtain for the Employee, through September 30, 1997, at the Company's sole cost and expense (including expenses for telephone service and other utilities), temporary living quarters in or near Anaheim, California, in the form of an apartment or corporate suite.

                        3.3.3 Airfare. The Company shall reimburse the Employee for the cost of up to 10 coach class airline tickets, which shall be purchased at the discounted fares available for Saturday evening stayovers, to be used by the Employee to travel round trip to his home in Cherry Hills Village, Colorado or, alternatively, to be used by the Employee's spouse to travel round trip to the Employee's temporary home in California, at any time through and including September 30, 1997.

                        3.3.4 Automobile Allowances. During the term of this Agreement, the Employee shall be paid an automobile allowance of $8,400 year, payable in accordance with the regular payroll practices of the Company (but at least once a month).

                        3.3.5 Other Benefits. The Employee shall be eligible to participate in, and be covered by, all such other employee benefits generally provided to employees of the Company. Such benefits presently include, but are not limited to, health, life and disability insurance, 401(k) retirement plan, vacation and sick leave.


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                        3.3.6   Equity Securities. Pursuant to the terms and
conditions of a plan of reorganization in the Bankruptcy Cases, and subsequent to the confirmation and effectiveness of such plan of reorganization, the Employee will receive, over a period of no more than four years from and after the effective date of such plan of reorganization, 5.0% of the issued and outstanding common stock of the Company (the "Employee Stock"), which common stock may be subject to customary restrictions on, among other things, transfer and voting.

                3.4 Expenses. The Company, in accordance with its stated policies (which may be modified from time to time), shall reimburse the Employee for all expenses incurred by the Employee in relation to the business of the Company or any of the Company's affiliates, including, without limitation, reasonable expenses pertaining to travel, lodging and meals. The Employee shall provide the Company with reasonable documentation showing the business purpose and cost of each item of expense submitted for reimbursement.

                3.5 Tax Withholding. The Company shall have the right to deduct and withhold from the compensation payable to the Employee hereunder such amounts as may be necessary to satisfy such corporation's obligations to federal, state and local authorities to withhold taxes from compensation otherwise payable to the Employee.

        4.      Termination.

                4.1 Termination for Cause. The Company may terminate this Agreement and discharge the Employee for cause at any time upon written notice. For purposes of this Agreement, "cause" shall mean (a) the conviction of the Employee for a felony or any crime involving theft or fraud, (b) the Employee's misappropriation of assets of the Company or any affiliate of the Company, (c) any material violation by the Employee of written Company policy, (d) the Employee's commission of clearly dishonest acts toward the Company that are injurious to the Company's business or reputation or (e) the Employee's willful and continued failure to perform his duties under this Agreement. The Employee shall not be entitled to receive any further payments or other benefits under this Agreement after the expiration of 30 days from the date of such notice, other than benefits that have previously vested in the Employee.

                4.2 Termination Upon Death. This Agreement shall automatically terminate upon the death of the Employee, and neither the Employee nor his estate or other legal representative shall be entitled to receive any further payments or benefits under this Agreement, except that the Company shall pay to the Employee's legal representative the full salary for the month in which he dies and such legal representative or the Employee's designated beneficiary shall be entitled to receive such benefits as may have previously vested in the Employee in accordance with


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the terms of the Company's employee benefit plans; provided, however, that nothing set forth in this Agreement is intended to (a) reduce, alter or increase any benefits payable by reason of the Employee's death as provided by the terms of any Company-sponsored employee benefit plans in which the Employee was participating at the time of his death or (b) affect the operation of any beneficiary designation made by the Employee pursuant to the terms of such plan or the application of any plan provision directing who is to receive such benefits in the absence of a valid designation.

                4.3 Termination by the Company Without Cause; Severance. The Company may terminate this Agreement at any time without cause upon written notice to the Employee. If the Company shall give written notice of the termination of this Agreement without cause, the Employee's term of employment shall terminate on the effective date set forth in such notice, and the Employee shall be entitled to receive in lieu of all compensation or damages a severance payment in an amount equal to the sum of: (1) $200,000 and (b) if such termination occurs prior to July 1, 1997, an additional amount equal to the base compensation that the Employee would have received under the terms of this Agreement absent such termination from the date of such termination through June 30, 1997.

                4.4     Termination by the Employee. Except as provided in
Section 5 below, the Employee shall not be entitled, and hereby releases and waives his entitlement, to any compensation or damages on account of any termination by the Employee of his employment under this Agreement.

        5.      Termination Following Change in Control.

                5.1 Severance Benefits. If the Employee elects to resign with Good Reason (as defined below) within one year after a Change in Control (as defined below), the Employee shall be entitled to receive in lieu of all compensation or damages (a) a severance payment in the amount of $200,000 and
(b) such of the Employee Stock that, as of the date of the Employee's resignation pursuant to this Section 5.1, had not yet been distributed to the Employee pursuant to Section 3.3.6 above.

                5.2     Definitions.

                        5.2.1 For purposes of this Section 5, "Change in Control" shall mean:

                                (a) the Company is merged, consolidated or reorganized into or with another corporation or legal entity and, as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such action are held in the aggregate by the holders of equity


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                securities of the Company entitled to vote generally in the election of directors of the Company ("Voting Stock") immediately prior to such transaction;

                                (b) the Company sells all or substantially all of its assets to any other corporation or other entity, less than a majority of the combined voting power of the then-outstanding voting securities of which are held directly or indirectly in the aggregate by the holders of Voting Stock immediately prior to such sale;

                                (c) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as prompted pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or 14(d)(2) of the Exchange
                Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock; or

                                (d)     the Company files a report or proxy
                statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in, or in response to, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

                        5.2.2   Notwithstanding any other provision of this
Section 5, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because:

                                (a) there is confirmed or becomes effective a plan or plans of reorganization in any of the Bankruptcy Cases, or there is consummated any transaction or series of transactions contemplated or required by the terms of any such plan or plans of reorganization, which transaction or series of transactions would otherwise constitute a "Change of Control" as defined in Section 5.2.1 above;

                                (b) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity (an "Affiliate"), any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any


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                successor schedule, form or report or item therein) under the
                Exchange Act, disclosing beneficial ownership by it of shares of voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership;

                        (c) a person who is a holder of 5% or more of the Voting
                Stock and who also is an officer of director of the Company on the date of this Agreement acquires 20% or more of the Voting Stock; or

                        (d) the Company engages in an internal reorganization,
                which may include a transfer of assets to one or more Affiliates, provided that such transaction has been approved by at least two-thirds of the members of the board of directors of the Company and, as a result of such transaction or transactions, at least 80% of the combined voting power of the then-outstanding securities of the Company or its successor are held in the aggregate by the holders of Voting Stock immediately prior to such transactions.

                    5.2.3 For purposes of this Section 5, the Employee shall be deemed to have resigned "with Good Reason" if he does so following a Change in Control as a result of the Company or any or its affiliates having done any or all of the following without the Employee's express written consent: (a) assigned the Employee different duties or made changes in his responsibilities, title or office that constitute a substantial reduction or diminution of the Employee's duties, responsibilities, titles or offices immediately prior to the Change in Control; (b) reduced the Base Salary from that in effect at the time of the Change in Control; (c) required the Employee to be based more than 25 miles from his office location in Anaheim, California; (d) other than pursuant to a confirmed plan of reorganization in the Bankruptcy Cases, failed to continue any plan or program for compensation, employee benefits, life insurance, group medical disability or vacation in substantially the same form as immediately prior to the Change in Control or otherwise made any material reduction in the Employee's employee benefits, including, without limitation, those described in Section 3 above; or (e) failed to obtain the assumption of this Agreement by any successor to the Company.

        5.3 Relationship to Other Termination Sections. The Employee shall not be entitled to the benefits of this Section 5 if this Agreement and his employment are terminated pursuant to Section 4.1, 4.2 or 4.3 above.

        5.4 Company's Sole Obligations. In the event of any termination pursuant to this Section 5, the payment of all compensation owing for services rendered by the Employee prior to



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such termination and of the severance benefits set forth in this Section 5, as applicable, shall constitute the sole obligations of the Company and shall be in lieu of any damages or other compensation that the Employee may claim in connection with this Agreement.

        6. Resignation as Director and Officer. In the event of any termination or resignation pursuant to Section 4.1, 4.3, 4.4 or 5 above, the Employee shall be deemed to have resigned voluntarily as an officer and director of the Company (and of any affiliates of the Company), if and to the extent he was serving in any of such capacities at the time of termination.

        7. Trade Secrets. The Employee acknowledges that, in the course of his employment hereunder, he will have access and be made privy to the marketing, business and financial plans and other trade secrets of the Company and the Company's affiliates (for purposes of this Section 7 and Section 8 below, collectively and, as the case may be, each such affiliate individually, are referred to as the "Company") and will have access to information important to the Company's operations. The Employee recognizes that it is vital to the Company's business that such plans and secrets not be disclosed to or used by others. Accordingly, the Employee that he shall not disclose or use any trade secrets of the Company, either during the term hereof or one year after any termination of this Agreement; provided, however, that any disclosure to a governmental agency as required by law by the Employee will not be a breach of this Section 7.

        8. Injunctive Relief. Upon any breach or threatened breach of the provisions of Section 7 of this Agreement, the Company shall be entitled to an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

        9. Indemnification. The parties agree that they shall enter into an indemnification agreement substantially on the same terms and conditions as the extant indemnification agreements between the Company and its senior officers and directors, respectively.

        10. Insurance. The Company shall purchase and keep in full force and effect for the Employee a policy of directors' and officers' liability insurance at coverage levels consistent with those in effect for other members of the Company's management.

        11. Authority. The individual executing this Agreement on behalf of the Company represents and warrants to the Employee that, subject to the approval of the Bankruptcy Court, the performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action, and that he has the power and authority to execute this Agreement.




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        12.  Notices.  All notices, requests, demands and other communications, required or permitted hereunder shall be in writing and shall be given by hand delivery, telecopy, overnight courier service or United States certified or registered mail, return receipt requested. Each such notice, request, demand or other communication shall be effective: (a) if delivered by hand or by overnight courier service, when delivered at the address specified in this
Section 12; (b) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 12 and confirmation is received; and
(c) if given by certified or registered mail, three days after the mailing thereof.

                Address for notices (unless and until written notice is given of any other address):

        If to the Company:

                The Clothestime, Inc.
                5325 East Hunter Avenue
                Anaheim, California 92807
                Attention: Mr. David A. Sejpal
                Fax: (714) 970-9540

        with a copy to:

                Paul E. Harner, Esq.
                Jones, Day, Reavis & Pogue
                1900 Huntington Center
                41 South High Street
                Columbus, Ohio 43215
                Fax: (614) 461-4198

        If to the Employee:

                Mr. Barry Herman
                4070 South Hudson Way
                Cherry Hills Village, Colorado 80110

        13. Further Documents and Acts. Each of the parties hereto agrees to cooperate in good faith with the other and to execute and deliver such further instruments and perform such other acts as may be reasonably necessary or appropriate to consummate and effectuate the transactions contemplated by this Agreement.

        14. Attorneys' Fees. In any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, the prevailing party in such action shall be entitled to, in addition to any damages, injunctions or other relief and without regard to whether or not such matter is prosecuted to final judgment by a court with jurisdiction over the parties' dispute, such party's costs and expenses, including reasonable attorneys' fees.


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
        15. California Law. This Agreement has been negotiated and executed in the State of California and is to be performed in Orange County, California. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of law. Any dispute, action, litigation or other proceeding concerning this Agreement shall be instituted, maintained, heard and decided in Orange County, California.

        16. Amendments; Waiver. This Agreement may be amended, supplemented, modified or rescinded only through an express written instrument signed by all the parties or their respective successors and assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but no such waiver shall constitute a further or continuing waiver of any prior or subsequent breach of the same or any other provision of this Agreement. The consent by one party to any act for which such consent is required under the terms of this Agreement shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future.

        17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        18. Severability. In the event that one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the rights and privileges of the parties to this Agreement shall be enforceable to the fullest extent permitted by law.

        19. Entire Agreement. This Agreement contains the entire and complete understanding between the parties concerning its subject matter, and all representations, agreements, arrangements and understanding between or among the parties, whether oral or written, have been fully merged herein and are superseded hereby.

        20. Remedies. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement shall be cumulative, and no one of them shall be exclusive of any other.

        21. Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives, personal representatives, successors and assigns.


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        22.     Interpretation.  The language in all parts of this Agreement shall in all cases be construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the Sections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions hereof.

        23. Miscellaneous. Each provision of this Agreement to be performed by a party hereto shall be deemed both a covenant and condition, and shall be deemed material consideration for the other party's performance hereunder. The recitals and all other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Time is of the essence in the performance of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:                    THE CLOTHESTIME, INC., a Delaware
                                corporation


                                By:  /s/ DAVID A. SEJPAL
                                   -------------------------------
                                Name:    David a. Sejpal
                                     -----------------------------
                                Title:   CEO, COB, President
                                      ----------------------------

THE EMPLOYEE:                   /s/ BARRY HERMAN
                                ----------------------------------
                                Barry Herman





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